UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

SOCIAL LEVERAGE ACQUISITION CORP I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Announcement of business combination between Social Leverage Acquisition Corp I and W3BCLOUD Holdings Inc.

CEO Letter to Employees

TO: W3BCLOUD EMPLOYEES

FROM: CEO

DATE: August 1st, 2022

SUBJECT: Important Business Development Update

ATTACHMENT: Final Press Release PDF

Dear W3BCLOUD team,

We have some exciting news to share about the company’s future.

This morning we announced that W3BCLOUD would be combining with a SPAC called Social Leverage Acquisition Corp I (“SLAC”). Over the past few months, W3BCLOUD and SLAC have successfully received commitments of $50 million of new capital. We and SLAC intend to raise additional capital of up to $100 million over the next few months. The funds raised will be combined with up to $345 million of funds that SLAC raised from its existing investors in February of last year (this capital is currently sitting in a trust account and is subject to redemptions). We are targeting to finalize the combination toward the end of Q4 2022, following the SEC review process. At that time, W3BCLOUD will become a publicly traded company, which we expect to be listed on a national exchange under a new ticker. Please note that we do not get any of this capital until the combination is complete.

We had varying options in terms of how to raise fresh capital. We chose to pursue a SPAC process because it allows for a company to raise a substantial amount of capital and results in the company becoming a public company. We are excited to have been able to achieve this milestone, given the volatility and economic disruptions in today’s market. We would not be in this position today without the hard work of everyone at W3BCLOUD. Our employees, past and present, have been a huge part of the company’s success and you should be extremely proud of your part in making this possible.

We are excited about the opportunity to partner with SLAC, which provides valuable expertise in growing and guiding disruptive companies. We believe SLAC’s experience will help W3BCLOUD scale rapidly to support the growth of the Web3 ecosystem. SLAC is sponsored by Social Leverage, an early-stage technology-focused venture capital firm that has invested in over 400 founder-led teams as well as many leading Web3 companies. Social Leverage and the SLAC team have built a successful track record of investing in highly innovative companies led by exceptional entrepreneurs based on their significant public company experience, broad relationships, strategic expertise and capital raising ability. The Chairman of SLAC, Paul Grinberg, will join the board of the directors.

We believe the proposed transaction will significantly enhance our ability to scale our technology and operations, and accelerate our growth. It requires a leveling-up in all respects. As this is a path to becoming public, we must prepare quickly and efficiently for this new chapter. Becoming a public company requires us to be more mindful of our new status and aware of both the opportunities and the risks associated with it. This change will demand of us greater accountability, diligence and reporting; more formal and deliberate communications and information-sharing; and a higher expectation of behavior both as a company and as individuals therein.

We are therefore asking that everyone remain laser-focused on the task at hand: exceeding our targets and delivering results. This transaction is not complete, nor do we get the capital, until closing of the combination. For this reason, these next few months are critical to our long-term success.

We need everyone to exercise a greater degree of discretion, professionalism and confidentiality. Today’s news may generate interest from customers, partners, the media and our shareholders. We will be reaching out to these important stakeholders to share this exciting development. If you receive any inquiries, including from former W3BCLOUD employees, please do not share ANY information, and instead, forward them to legal@w3bcloud.com. Please do not reply to any inquiries, comment to the press, or share any company information outside, even with your friends and family. Not even spouses. This is not an arbitrary ask — it is a legal mandate that we are obligated to follow during this process.

We also realize that you will have a lot of questions. We will continue to communicate with you always. There will be a lot of public disclosure in the coming weeks and months that you will have access to. There will be many other forms of additional communication. Please bear with us over the next few months as we work through a very complex process, bring it to completion, and get the information we need to answer your questions. If these various communications do not answer your question(s), please send your question(s) to legal@w3bcloud.com. We generally do not want too much written communication on this topic, so we ask that you not discuss these topics over email or Slack/Discord.

We are beyond thrilled that we’re embarking on this journey together. It wouldn’t be possible without all of you. We all worked extremely hard to make this transaction possible, and we want to do a special call out to the extremely long days and nights over the last several months.

We look forward to speaking with you all soon.

Sincerely,

Sami Issa

Forward-Looking Statements

This communication (the “Communication”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics (including Revenue, EBITDA, EBITDA Margin and Capex), projections of industry supply and demand, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and any related transactions, the level of redemptions by the Social Leverage Acquisition Corp I’s (“SLAC” or the “Company”) public stockholders and the timing of the completion of the proposed business combination (the “Business Combination”) between SLAC and W3BCLOUD Holdings Inc. (“W3BCLOUD”), including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Communication and on the current expectations of the Company's and W3BCLOUD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and W3BCLOUD.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of the Company are not obtained; (iii) the ability to maintain the listing of the combined Company’s securities on the stock exchange; (iv) the risk that the Business Combination disrupts current plans and operations of the Company or W3BCLOUD as a result of the announcement and consummation of the transaction described herein; (v) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vi) the failure to realize the anticipated benefits of the Business Combination; (vii) risks relating to the uncertainty of the projected financial information with respect to W3BCLOUD and costs related to the Business Combination; (viii) risks related to the rollout of W3BCLOUD’s business strategy and the timing of expected business milestones; (ix) the effects of competition on W3BCLOUD’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to domestic and international political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against the Company, W3BCLOUD or any of their respective directors or officers, following the announcement of the Business Combination; (xiii) the amount of redemption requests made by the Company’s public stockholders; (xiv) the ability of the Company or the combined company to obtain financing, if any, in connection with the Business Combination; (xv) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (xvi) risks related to digital assets technology, industry and regulations; (xvii) changes in laws and regulations; and (xviii) those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in each case, under the heading “Risk Factors,” and other documents of the Company to be filed with the Securities and Exchange Commission (the “SEC”). The Company and W3BCLOUD caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or the Company’s or the W3BCLOUD’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor W3BCLOUD presently know or that the Company and W3BCLOUD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and W3BCLOUD’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company and W3BCLOUD anticipate that subsequent events and developments will cause the Company’s and W3BCLOUD’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company and W3BCLOUD specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s or W3BCLOUD’s assessments as of any date subsequent to the date of this communication. Neither the Company nor W3BCLOUD gives any assurance that W3BCLOUD or the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information about the Business Combination and Where to Find It

In connection with the Business Combination, the Company intends to file with the SEC a proxy statement, which will be mailed (if and when available) to all Company stockholders once definitive (the “Proxy Statement”), which will serve as a preliminary proxy statement and certain other related documents, which will be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. The Company’s stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. Copies of the definitive proxy statement and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

Participants in the Solicitation

SLAC, WEBCLOUD and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from SLAC’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of SLAC’s directors and executive officers in SLAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. A list of the names, affiliations and interests of SLAC’s directors and executive officers in SLAC will be contained in a proxy statement relating to the proposed transaction that will be filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from SLAC’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of SLAC’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

No Offer or Solicitation

This Communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.